                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 9, 1998


                                 STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-20971                71-0788538
(State of other jurisdiction of    (Commission File Number)  (I.R.S. Employer
         incorporation)                                      Identification No.)

         302 East Millsap Road
         Fayetteville, Arkansas                                72703
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (501) 973-6000

Item 5.  Other Information

         On January 9, 1998, StaffMark, Inc. (the "Company") completed the purchase of all of the outstanding membership interests of Strategic Legal Resources, LLC, a New York limited liability company ("SLR"). SLR provides legal professionals to law firms, corporations and financial institutions and is headquartered in New York, New York. The total consideration paid for the membership interests of SLR was approximately $13.8 million, consisting of approximately $12.3 million in cash and 46,320 shares of the Company's common stock, plus a contingent earnout based upon the future performance of SLR. The purchase price was determined as a result of direct negotiations with SLR and its members.

        On June 5, 1998, the Company completed the purchase of substantially all of the assets of Progressive Resources, Inc., a New York corporation, Progressive Personnel Resources, Inc., a New York corporation, Strategic Computer Resources, LLC, a New York limited liability company, and Progressive Personnel Resources of New Jersey, Inc., a New Jersey corporation (collectively "Progressive"). Progressive provides staffing services and is headquartered in the New York City metropolitan area. The total consideration paid for the assets was approximately $22.0 million, consisting of approximately $14.3 million in cash and 211, 496 shares of the Company's common stock, plus a contingent earnout based upon the future performance of Progressive. The purchase price was determined as a result of direct negotiations with Progressive.

         As StaffMark's acquisitions of SLR and Progressive were both considered to be individually insignificant at the time of their acquisition based on the significant subsidiary test provisions of Regulation S-X, no audited financial statements or pro forma financial statements were required to be filed. With the completion of StaffMark's acquisition of Brady & Company on July 31, 1998, the aggregate consideration of StaffMark's individually insignificant 1998 acquisitions represented 51.1% of StaffMark's 1997 total assets. As a result, financial statements covering at least the substantial majority of the business acquired must be furnished pursuant to Rule 3-05 of Regulation S-X. Total consideration paid in conjunction with the acquisitions of SLR and Progressive as a percentage of StaffMark's 1997 total assets was 14.7% and 12.9% respectively, which, in the aggregate, represented 54.0% of the total consideration paid in conjunction with the individually insignificant acquisitions.


Item 7.  Financial Statements and Exhibits

         (a) Strategic Legal Resources, LLC Audited Financial Statements for the Twelve Months Ended December 31, 1997.
         (b) Progressive Personnel Resources, Inc. and Affiliates Audited Financial Statements for the Twelve Months Ended December 31, 1997 and Compiled Financial Statements for the Four Months Ended April 30, 1998.
         (c) Pro Forma Statements of Income for the Twelve Months Ended December 31, 1997 and Six Months Ended June 30, 1998.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Members of Strategic Legal Resources, LLC


We have audited the accompanying balance sheet of Strategic Legal Resources, LLC as of December 31, 1997 and the related statements of income, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Legal Resources, LLC as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supporting schedules are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, accordingly, we express no opinion on them.


Povol and Feldman, CPA, PC

Lake Success, New York
March 18, 1998

                         STRATEGIC LEGAL RESOURCES, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 1997





                                     ASSETS


Current Assets:
     Note receivable                                                 $  502,760
     Accounts receivable, net of allowance
       for doubtful accounts of $107,200                              3,163,905
     Prepaid expenses and other                                          27,223
                                                                     ----------
       Total Current Assets                                           3,693,888

Fixed assets, net                                                        82,913

Security deposit                                                          6,300
                                                                     ----------

         Total Assets                                                $3,783,101
                                                                     ==========


                             LIABILITIES AND MEMBERS' EQUITY


Current Liabilities:
     Cash overdraft                                                  $   31,495
     Loans payable                                                      825,000
     Accounts and accrued expenses payable                              331,677
     Deferred compensation payable                                      625,000
                                                                     ----------
       Total Current Liabilities                                      1,813,172

Members' Equity                                                       1,969,929
                                                                     ----------

         Total Liabilities and Members' Equity                       $3,783,101
                                                                     ==========



See the accompanying notes and auditors' report.

                         STRATEGIC LEGAL RESOURCES, LLC
                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997



Revenues                                    $11,781,534

   Cost of Revenues                           7,496,763
                                            -----------

Gross Profit                                  4,284,771

   Operating Expenses                         2,902,249
                                            -----------

Net Income                                    1,382,522

Members' Equity - Beginning of Year              87,407

Contributed Equity                              500,000
                                            -----------

Members' Equity - End of Year               $ 1,969,929
                                            ===========


See the accompanying notes and auditors' report.

                         STRATEGIC LEGAL RESOURCES, LLC
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997





                                                                     Increase (Decrease) in Cash
                                                                     ---------------------------

Cash Flows From Operating Activities:
   Net Income                                                                   $ 1,382,522
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                                  19,399
       Provision for doubtful accounts                                              117,598
       Accounts receivable                                                       (2,556,134)
       Prepaid expenses and other                                                   (15,451)
       Accrued interest income                                                       (2,760)
       Accrued expenses and payables                                                286,633
       Deferred compensation payable                                                625,000
                                                                                -----------
         Net Cash Used in Operating Activities                                     (143,193)
                                                                                ===========

Cash Flows From Investing Activities:
   Capital expenditures                                                             (40,487)
   Loans and exchanges                                                               (9,334)
                                                                                -----------
         Net Cash Used in Investing Activities                                      (49,821)
                                                                                ===========
Cash Flows Used in Financing Activities:
   Loans payable                                                                    (50,000)
                                                                                -----------

Net Decrease in Cash                                                               (243,014)
                                                                                -----------

Cash - Beginning of Year                                                            243,014
                                                                                -----------

Cash - End of Year                                                              $        --
                                                                                ===========
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the year for:
     Interest expense                                                           $       662
                                                                                ===========

     LLC fee                                                                    $       325
                                                                                ===========

Noncash Investing and Financing Transactions:
   Equity issued for note receivable                                            $   500,000
                                                                                ===========



See the accompanying notes and auditors' report.

                         STRATEGIC LEGAL RESOURCES, LLC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES:

Business description

Strategic Legal Resources, LLC (the Company) was organized under the limited liability laws of New York State, and was formed July 20, 1995. The Company is engaged in temporary legal personnel placement in the metropolitan New York area. The Company will cease operations no later than December 31, 2020.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Doubtful accounts

The Company reviews individual customer's credit histories before extending credit, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical and economic trends, and other pertinent data.

Advertising

Advertising costs are deducted as incurred, with substantially all costs representing current expenses for media placements.

Depreciation

Depreciation is provided for on a straight-line basis over the estimated useful lives of the assets.

Income taxes

The members operate as a partnership for income tax purposes. Taxes are borne directly by the Company members on all profits, with an annual filing fee paid to New York State, and an unincorporated business tax paid to New York City.

Concentration of credit risk

Financial instruments that subject the Company to concentration of credit risk consist principally of cash and revenues. Periodically, temporary cash exceeds federally insured limitations. Concentration of credit risk with respect to revenues are due to two customers representing approximately 24% of total revenues during the year ended December 31, 1997.

NOTE 2 - FIXED ASSETS, NET:

Fixed assets are stated at cost. Major renewals and betterments are capitalized, whereas replacements, maintenance and repairs are expensed as incurred. Fixed assets as of December 31, 1997, are comprised of the following:

                                                                                 Estimated Useful
                  Category                                  Amount                  Asset Lives
         ---------------------------------                -----------               -----------
         Furniture and fixtures                           $    12,392                 7 years
         Machinery and equipment                              108,394                 5 years
                                                           ----------
                                                              120,786
         Accumulated depreciation                              37,873
                                                           ----------
                                                          $    82,913
                                                          ===========

                         STRATEGIC LEGAL RESOURCES, LLC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - LOANS PAYABLE:

Under the terms of an inter-affiliate loan agreement, the 50% member has advanced funds to the Company for capitalization and operations. The bank-financed portion of member loans bears interest at prime plus 0.50%, and is due upon demand. During the year ended December 31, 1997, interest expense amounted to $68,057, and was unpaid. All Company assets collateralize the member loan to the bank. Under the bank-financed member loan agreement, certain financial covenants are required to be maintained. During 1998, the loan was liquidated.

NOTE 4 - NOTE RECEIVABLE:

Under the terms of a 1997 deferred compensation agreement amounting to $625,000, management awarded an employee for past services rendered. In connection with that agreement, an equity interest was issued amounting to $500,000, secured by a note receivable. Interest accrues at the rate of 6.5% per annum, with payments due as follows:


                                                       Note Principal          Deferred Benefit
                                                      ---------------          ----------------
                                                                         (including accrued interest)

              January 9, 1998                        $        300,000        $       303,473
              September 1, 1998                               200,000                208,370
              January 9, 1999                              -                         125,000
                                                      ---------------         --------------
                                                     $        500,000        $       636,843
                                                      ===============         ==============

The right of offset is permitted, and the employee must maintain certain conditions, under the terms of both agreements. As at December 31, 1997, accrued interest income amounted to $2,760.

NOTE 5 - COMMITMENTS:

A. The Company is obligated under the terms of a three-year non-cancelable operating lease for office space, with annual minimum rental payments of $27,000, expiring July 30, 1998. Standard annual escalation clauses exist for rent, taxes and utilities. Effective October 1, 1996, additional space was taken with terms of annual minimum lease payments of $48,600 running concurrently with the original lease. The landlord holds a security deposit amounting to $6,300. During the year ended December 31, 1997, rent expense amounted to $73,063.

B.     Consulting and employment agreements

       Consulting agreement - August 1, 1997 through July 31, 1999, a 50% Company member is engaged to consult at the rate of $40,000 per annum, increasing to $50,000 from August 1, 1999 through termination of the Company. Certain early termination provisions, as well as reimbursement for out of pocket expenses, exist. During 1997, the terms of this agreement were waived.

                         STRATEGIC LEGAL RESOURCES, LLC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS: (continued)

B.     Consulting and employment agreements (continued)

       Employment agreements - The Company employs a management team comprised of two members, under the terms of an agreement guaranteeing annual base salaries of $70,000 each, with certain escalation clauses based upon operational results. Termination and non-competition provisions exist under specific circumstances.

C.     Commission agreements

       The Company pays commissions to its sales force at varying rates depending upon the resulting gross profits of each contract.

NOTE 6 - SUBSEQUENT EVENTS:

Effective January 1, 1998, the members sold their equity interests. All liabilities were paid in the normal course of business and the member-financed loan was liquidated.

                         STRATEGIC LEGAL RESOURCES, LLC
                              SUPPORTING SCHEDULES
                      FOR THE YEAR ENDED DECEMBER 31, 1997





Revenues
   Temporary placements fees                    $10,851,685
   Permanent placement fees                         734,051
   Other fees                                       191,732
   Interest income                                    4,066
                                                -----------
                                                $11,781,534
                                                ===========

Cost of Revenues
   Placement salaries                           $ 6,884,281
   Placement payroll taxes                          612,482
                                                -----------
                                                $ 7,496,763
                                                ===========

Operating Expenses
   Advertising                                  $   163,975
   Commissions                                      255,914
   Contributions                                        210
   Depreciation                                      19,399
   Dues and subscriptions                             6,824
   Entertainment and gifts                           27,009
   Guaranteed payments to management                306,255
   Insurances                                        82,357
   Interest and bank charges                         72,807
   Licenses and fees                                    646
   Office and postage                                49,697
   Office salaries                                1,438,917
   Outside services                                  34,218
   Payroll processing                                11,324
   Payroll tax expense - administration              75,574
   Professional fees                                 43,210
   Provision for doubtful accounts                  117,597
   Reimbursed expenses                               13,458
   Rent and related costs                            85,502
   Repairs and maintenance                           10,181
   Seminars and conventions                          10,476
   Taxes                                              3,969
   Telephone and fax                                 40,554
   Travel and lodging                                32,176
                                                -----------
                                                $ 2,902,249
                                                ===========


See auditors' report.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Progressive Personnel Resources, Inc. and Affiliates


We have audited the accompanying combined balance sheet of Progressive Personnel Resources, Inc. and Affiliates as of December 31, 1997 and the related combined statements of income, changes in equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Progressive Personnel Resources, Inc. and Affiliates as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The accompanying combined supporting schedules are presented for purposes of additional analysis and are not a required part of the basic combined financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, accordingly, we express no opinion on them.


Povol and Feldman, CPA, PC


Lake Success, New York
July 31, 1998

                               ACCOUNTANTS' REPORT


To the Board of Directors and Members
Progressive Personnel Resources, Inc. and Affiliates


We have compiled the accompanying combined balance sheet of Progressive Personnel Resources, Inc. and Affiliates as of April 30, 1998, and the related combined statements of income, changes in equity and cash flows for the four months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying combined April 30, 1998 financial statements and, accordingly, we do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles relating to the compiled financial statements of April 30, 1998. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these combined financial statements are not designed for those who are not informed about such matters.

The combined financial statements for the year ended December 31, 1997, were audited by us, and we expressed an unqualified opinion on them in our report dated July 31, 1998, but we have not performed any auditing procedures since that date. These combined financial statements are presented for comparative purposes only. Our audit was conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The accompanying combined supporting schedules are presented for purposes of additional analysis and are not a required part of the basic combined financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, accordingly, we express no opinion on them.

Povol and Feldman, CPA, PC

Lake Success, New York
July 31, 1998

              PROGRESSIVE PERSONNEL RESOURCES, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS
                      APRIL 30, 1998 AND DECEMBER 31, 1997




                                          ASSETS


                                                                   1998           1997
                                                                ----------     ----------
                                                                (Unaudited)
Current Assets:
   Cash and cash equivalents                                    $  832,339     $  135,499
     Accounts receivable, net of allowance for doubtful
       accounts of $220,498                                      5,256,602      4,460,509
   Prepaid expenses and other                                      235,343         72,736
                                                                ----------     ----------
      Total Current Assets                                       6,324,284      4,668,744

Fixed assets, net of accumulated depreciation of
   $185,166 and $160,244, respectively                             254,420        264,360

Security deposits                                                   33,730         32,773
                                                                ----------     ----------

         Total Assets                                           $6,612,434     $4,965,877
                                                                ==========     ==========


                             LIABILITIES AND EQUITY


Current Liabilities:
   Accounts and accrued expenses payable                        $1,215,882     $1,014,542
                                                                ----------     ----------

Rent concession, net of current portion                              4,673          8,411
                                                                ----------     ----------

Officer and/or member loans                                      2,602,823      2,380,929
                                                                ----------     ----------

Equity:
   Common stock                                                     20,200         20,200
   Paid in capital                                                 167,500        167,500
   Retained earnings and members' equity                         2,601,356      1,374,295
                                                                ----------     ----------
                                                                 2,789,056      1,561,995
                                                                ----------     ----------

       Total Liabilities and Equity                             $6,612,434     $4,965,877
                                                                ==========     ==========



See the accompanying notes and accountants' report.

              PROGRESSIVE PERSONNEL RESOURCES, INC. AND AFFILIATES
               COMBINED STATEMENTS OF INCOME AND CHANGES IN EQUITY
                  FOR THE FOUR MONTHS ENDED APRIL 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997





                                          1998            1997
                                      -----------     -----------

Revenues                              $11,283,734     $26,578,545

   Cost of Revenues                     7,931,981      19,172,567
                                      -----------     -----------

Gross Profit                            3,351,753       7,405,978

   Operating Expenses                   2,123,310       6,546,182
                                      -----------     -----------

Income Before Taxes                     1,228,443         859,796

   Provision for Income Taxes               1,382          16,731
                                      -----------     -----------

Net Income                              1,227,061         843,065

Equity - Beginning of Year              1,374,295         531,230
                                      -----------     -----------

Equity - End of year                  $ 2,601,356     $ 1,374,295
                                      ===========     ===========



See the accompanying notes and accountants' report.

              PROGRESSIVE PERSONNEL RESOURCES, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                  FOR THE FOUR MONTHS ENDED APRIL 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                      Increase (Decrease) in
                                                                    Cash and Cash Equivalents
                                                                   --------------------------
                                                                      1998            1997
                                                                   -----------    -----------
                                                                   (Unaudited)
Cash Flows From Operating Activities:
     Net Income                                                    $ 1,227,061    $   843,065
   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
       Depreciation                                                     24,922         73,960
       Provision for doubtful accounts                                  22,266        125,795
       Rent concession                                                  (3,738)       (11,215)
       Accounts receivable                                            (818,359)    (2,002,308)
       Prepaid expenses and other                                     (162,607)        20,873
       Security deposits                                                  (957)         1,761
       Accounts and accrued expenses payable                           201,340        699,497
                                                                   -----------    -----------
         Net Cash Provided by (Used in) Operating Activities           489,928       (248,572)
                                                                   -----------    -----------
Cash Flows Used in Investing Activities:
   Capital expenditures                                                (14,982)       (47,835)
                                                                   -----------    -----------
Cash Flows From Financing Activities:
   Repayment of officer loans                                         (636,439)      (886,080)
   Officer loans                                                       858,333      1,153,014
                                                                   -----------    -----------
         Net Cash Provided by Financing Activities                     221,894        266,934
                                                                   -----------    -----------
Net Increase (Decrease) in Cash and Cash Equivalents                   696,840        (29,473)

Cash and Cash Equivalents - Beginning of Year                          135,499        164,972
                                                                   -----------    -----------
Cash and Cash Equivalents - End of Year                            $   832,339    $   135,499
                                                                   -----------    -----------
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest expense                                              $    65,538    $   300,487
                                                                   -----------    -----------
     Income taxes                                                  $     1,123    $     9,950
                                                                   -----------    -----------


See the accompanying notes and accountants' report.

              PROGRESSIVE PERSONNEL RESOURCES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - PRINCIPLES OF COMBINATION:

The accompanying combined financial statements include the accounts of Progressive Resources, Inc., Progressive Personnel Resources, Inc., Progressive Personnel Resources of New Jersey, Inc., and Strategic Computer Resources, LLC (collectively the Company). Affiliate transactions and balances have been eliminated in combination.

NOTE 2 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business description

Progressive Resources, Inc. (PRI) was incorporated in New York on September 14, 1992, and is engaged in permanent personnel placement in the metropolitan New York area.

Progressive Personnel Resources, Inc. (PPRI) was incorporated in New York on September 9, 1992, and is engaged in temporary office personnel placement in the metropolitan New York area.

Progressive Personnel Resources of New Jersey, Inc. (PPRINJ), was incorporated in New Jersey on November 25, 1992, and is engaged in temporary office personnel placement in New Jersey.

Strategic Computer Resources, LLC (SCR), was organized under the limited liability laws of New York State, and was formed March 1, 1996 and is engaged in temporary computer personnel placement in the metropolitan New York area. Operations will cease no later than December 31, 2050.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents are considered to be all unrestricted liquid investments with a maturity of three months or less. At December 31, 1997, cash equivalents amounted to approximately $9,600.

Doubtful accounts

The Company reviews individual customer's credit histories before extending credit, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical and economic trends and other pertinent data.

              PROGRESSIVE PERSONNEL RESOURCES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 2 - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES: (continued)

Advertising

Advertising costs are deducted as incurred, with substantially all costs representing current expenses of media placements.

Depreciation

Depreciation is provided for on the straight-line basis over the estimated useful lives of the assets.

Income taxes

At inception, PRI, PPRI and PPRINJ elected Subchapter "S" status of the Internal Revenue and New York State tax codes. State and local taxes are provided for as incurred. The tax returns are filed on a cash basis and considers any additional income taxes to be non-material for deferred purposes.

SCR operates as a partnership for income tax purposes. Taxes on income are borne directly by the members on all profits, with an annual filing fee paid to New York State, and an unincorporated business tax paid to New York City.

Concentration of credit risk

Financial instruments that subject the Company to concentration of credit risk consist principally of cash and revenues. Periodically, temporary cash exceeds federally insured limitations. Concentration of credit risk with respect to revenues is due to two customers representing approximately 17% of total revenues during the year ended December 31, 1997. Concentration of credit with respect to trade receivables is due to seven customers representing approximately 20% of trade receivables at December 31, 1997.

NOTE 3 - FIXED ASSETS, NET:

Fixed assets are stated at cost. Major renewals and betterments are capitalized, whereas replacements, maintenance and repairs are expensed as incurred. Fixed assets as of December 31, 1997, are comprised of the following:


                                                                                           Estimated Useful
                                                                         Amount               Asset Lives
                                                                       -----------            -----------
             Leasehold improvements                                    $    48,000             39 years
                  Machinery and equipment                                  365,611              5 years
                  Furniture and fixtures                                    10,993              7 years
                                                                       -----------
                                                                           424,604
                  Less:  Accumulated depreciation                          160,244
                                                                       -----------
                                                                       $   264,360
                                                                       ===========


              PROGRESSIVE PERSONNEL RESOURCES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 4 - RELATED PARTY TRANSACTIONS:

The majority shareholder and member has advanced funds to the Company for capitalization and operations. Interest is incurred at 10% per annum, and paid during the year. Portions of the amounts are bank-financed, and therefore $850,000 is subordinated to the bank. At December 31, 1997, interest expense amounted to $297,669. All Company assets collateralize the member and shareholder loans to the bank. Under the bank-financed loan agreement, certain financial covenants are required to be maintained. During 1998, the bank-financed portion was liquidated.

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

The Company is obligated under the terms of several operating leases for office space. The leases include minimum lease and escalation clauses relating to real estate taxes. For the year ended December 31, 1997, rent expense amounted to $240,847.

The annual minimum lease rentals under the leases are as follows:


              December 31, 1998                               $  267,072
              December 31, 1999                                  195,493
              December 31, 2000                                  110,739
              December 31, 2001                                   69,210
                                                              ----------
                                                              $  642,514
                                                              ==========

A rent concession was received pertaining to the lease of $33,643, which is being amortized over a 36-month lease term. At December 31, 1997, the unamortized rent concession amounted to $19,625.

NOTE 6 - SUBSEQUENT EVENTS:

During 1998, substantially all of the Company's assets were sold with related liabilities assumed, exclusive of shareholder and member debt.

              PROGRESSIVE PERSONNEL RESOURCES, INC. AND AFFILIATES
                          COMBINED SUPPORTING SCHEDULES
                  FOR THE FOUR MONTHS ENDED APRIL 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                        1998           1997
                                                                    ------------   ------------
Revenues
     Temporary and placement fees                                   $ 11,280,060   $ 26,562,557
     Other fees                                                            3,674         15,988
                                                                    ------------   ------------
                                                                    $ 11,283,734   $ 26,578,545
                                                                    ============   ============
Cost of Revenues
     Placement salaries                                             $  5,499,125   $ 15,867,105
     Placement payroll taxes                                             612,912      2,008,631
     Sub-contract labor                                                1,819,944      1,296,831
                                                                    ------------   ------------
                                                                    $  7,931,981   $ 19,172,567
                                                                    ============   ============
Operating Expenses
     Advertising                                                    $     79,092   $    290,040
     Auto                                                                  5,002         40,716
     Bank charges                                                         18,851         55,535
     Commissions                                                         547,692      1,125,055
     Computer expenses                                                    12,265         16,617
     Consulting fees                                                          --         20,360
     Contributions                                                            75          7,749
     Depreciation                                                         24,922         73,960
     Dues and licenses                                                     2,596         18,244
     Executive search                                                      5,000         37,900
     Expense reimbursement                                                26,932         82,258
     Financing costs                                                     105,189        300,487
     Holiday expense                                                          --         28,926
     Insurances                                                           98,820        502,305
     Miscellaneous                                                         4,630         17,381
     Office expenses                                                      56,153        149,610
     Outside services                                                    100,034        127,277
     Payroll processing                                                   27,281         56,623
     Professional fees                                                    16,853        163,840
     Provision for doubtful accounts                                      22,266        125,795
     Rent and occupancy costs                                             86,253        240,847
     Repairs and maintenance                                              14,722         41,824
     Salaries                                                            673,117      2,416,565
     Seminars and conventions                                              2,024          8,898
     Taxes - commercial rent                                                 245            734
     Taxes - payroll                                                      98,879        250,298
     Telephone and fax                                                    58,277        174,220
     Transportation                                                       12,327         43,034
     Travel and entertainment                                             23,813        129,084
                                                                    ------------   ------------
                                                                    $  2,123,310   $  6,546,182
                                                                    ============   ============


See accountants' report.

                           STAFFMARK, INC. - FORM 8-K
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


INTRODUCTION

        StaffMark, Inc. ("StaffMark" or the "Company") provides diversified staffing, professional and consulting services to businesses, professional and service organizations, governmental agencies and medical niches. The Company recognizes revenues upon the performance of services. The Company generally compensates its temporary associates and consultants only for hours actually worked; therefore, wages of the temporary associates and consultants are a variable cost that increase or decrease as revenues increase or decrease. However, certain of the Company's professional and information technology consultants are full-time, salaried employees. Cost of services primarily consists of wages paid to temporary associates, payroll taxes, workers' compensation and other related employee benefits. Selling, general and administrative expenses are comprised primarily of administrative salaries, benefits, marketing, rent and recruitment expenses.

        Effective March 1, 1997, StaffMark acquired Flexible Personnel, Inc., Great Lakes Search Associates, Inc., and HR America, Inc. (collectively, "Flexible"). Located in Fort Wayne, Indiana, Flexible operates offices in Indiana, Michigan and Ohio and provides clerical, light industrial, professional/information technology, accounting and staff leasing services. Flexible operates in the Commercial and Professional/Information Technology divisions. Effective April 1, 1997, StaffMark acquired Global Dynamics, Inc. ("Global"). Global, located in Walnut Creek, California, provides information technology staffing services to several Fortune 500 companies. Global operates in the Professional/Information Technology division. Effective July 1, 1997, StaffMark acquired Expert Business Systems, Inc. ("EBS"). EBS, located in Hurst, Texas, provides information technology services, specialized help desk support, distributed services and application developments. EBS operates in the Professional/Information Technology division. Effective October 1, 1997, StaffMark acquired Structured Logic Company, Inc. ("SLC"). Headquartered in New York, New York, SLC is a full-service information technology recruiting firm providing services for client/server, mainframe programming and development, web site development, internet consultation, network implementation, and SAP development and implementation. SLC operates in the Professional/Information Technology division. These acquisitions are collectively referred to as the "Other Significant Acquisitions."

        Effective January 1, 1998, StaffMark acquired Strategic Legal Resources, LLC ("SLR"). Located in New York City, New York, SLR provides legal professionals to law firms, corporations and financial institutions. SLR had 1997 revenues of approximately $11.8 million and operates in the Professional/Information Technology division. The total consideration paid for SLR was approximately $13.8 million, consisting of approximately $12.3 million in cash and 46,320 restricted shares of StaffMark Common Stock, plus a contingent earnout based upon the future performance of SLR.

        Effective May 1, 1998, StaffMark acquired Progressive Resources, Inc., Progressive Personnel Resources, Inc., Progressive Personnel Resources of New Jersey, Inc., and Strategic Computer Resources, LLC (collectively referred to as "Progressive"). Progressive, located in the New York City metropolitan area, provides staffing services. Progressive had 1997 revenues of approximately $26.6 million and operates in the Commercial division. The total consideration paid for Progressive was approximately $22.0 million, consisting of approximately $14.3 million in cash and 211,496 restricted shares of StaffMark Common Stock, plus a contingent earnout based upon the future performance of Progressive.

        The following unaudited pro forma financial statements present the historical results of StaffMark and give effect to the following pro forma adjustments: (i) the effect of the Other Significant Acquisitions; (ii) the effect of the January 1998 acquisition of the SLR; (iii) the effect of the May 1998 acquisition of Progressive; (iv) the adjustment to compensation expense for the difference between the historical compensation paid to certain previous owners of the Other Significant Acquisitions, SLR and Progressive and the employment contract compensation negotiated in conjunction with the respective mergers and acquisitions ("Compensation Differential"); and (v) the incremental provision for income taxes attributable to the income of subchapter S Corporations, net of the income tax provision related to the Compensation Differential and adjusted for nondeductible goodwill amortization. Note that no pro forma balance sheet is provided as of June 30, 1998 as the June 30, 1998 StaffMark balance sheet already includes the effect of the acquisitions of SLR and Progressive. Also note that no pro forma amounts are included for SLR for the six months ended June 30, 1998 as the SLR acquisition was effective January 1, 1998 and therefore is already included in StaffMark's results for the six months ended June 30, 1998.

        The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred at the beginning of 1997 or to project the Company's financial position or results of operations for any future period.

                                 STAFFMARK, INC.
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             (Dollars in Thousands)





                                                                Acquisition Related Adjustments
                                                           ------------------------------------------


                                                                          Pro Forma         Total
                                                StaffMark  Progressive(a) Adjustments     Adjustments  Pro Forma
                                                ---------  -------------  -----------     -----------  ---------
SERVICE REVENUES                                $ 325,859    $  11,284                    $  11,284    $ 337,143

COST OF SERVICES                                  244,116        7,932                        7,932      252,048
                                                ---------    ---------    ---------       ---------    ---------

          Gross profit                             81,743        3,352         --             3,352       85,095

OPERATING EXPENSES:
    Selling, general and administrative            51,630        1,994          (90)(b)       1,904       53,534
    Depreciation and amortization                   5,032           25          177(c)          202        5,234
                                                ---------    ---------    ---------       ---------    ---------

          Operating income                         25,081        1,333          (87)          1,246       26,327
                                                ---------    ---------    ---------       ---------    ---------
OTHER INCOME (EXPENSE):
    Interest expense                               (1,777)        (105)        (324)(d)        (429)      (2,206)
    Other, net                                        (49)        --                           --            (49)
                                                ---------    ---------    ---------       ---------    ---------

INCOME BEFORE INCOME TAXES                         23,255        1,228         (411)            817       24,072

INCOME TAX PROVISION                                9,534            1          334(e)          335        9,869
                                                ---------    ---------    ---------       ---------    ---------

          Net income (loss)                     $  13,721    $   1,227    $    (745)      $     482    $  14,203
                                                =========    =========    =========       =========    =========

                                               PRO FORMA NET INCOME PER COMMON SHARE
                                                         BASIC                                         $    0.70
                                                                                                       =========
                                                         DILUTED                                       $    0.66
                                                                                                       =========
                                               WEIGHTED AVERAGE SHARES OUTSTANDING
                                                         BASIC                                            20,415(f)
                                                                                                       =========
                                                         DILUTED                                          21,365(g)
                                                                                                       =========


         The accompanying notes are an integral part of this statement.

                                 STAFFMARK, INC.

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


(a) Records the unaudited financial results of Progressive for the period from January 1, 1998 through the effective date of the acquisition.

(b) Adjusts compensation to the level the owner has agreed to receive from StaffMark subsequent to the acquisition.

(c) Adjustment to reflect the amortization expense relating to the intangible assets recorded in conjunction with the acquisition of Progressive for the six months ended June 30, 1998. Intangible assets recorded in conjunction with this acquisition include goodwill of approximately $16.0 million which is being amortized over thirty years.

(d) Adjustment to reflect the increase in interest expense relating to debt incurred in conjunction with the acquisition of Progressive. This pro forma expense calculation is based on approximately $14.3 million borrowed by StaffMark under its credit facility. Pro forma interest expense is computed based upon the applicable rate in effect on the credit facility which, based upon the terms of the agreement, would have approximated 6.8% during the pro forma period.

(e) Records the incremental provision to reflect federal and state income taxes as if Progressive had been a subchapter C Corporation. This adjustment records income tax expense at an effective combined tax rate of 41%.

(f) Represents the actual weighted average basic shares outstanding for the six months ended June 30, 1998 of 20,275,185 adjusted to reflect the issuance as of January 1, 1998 of the 211,496 shares issued in conjunction with the May 1998 acquisition of Progressive.

(g) Pro forma diluted weighted average shares outstanding for the six months ended June 30, 1998 include the shares discussed in Note (f) above and 949,189 shares representing the incremental dilutive effect of the Company's outstanding stock options.

                                 STAFFMARK, INC.
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                             (Dollars in Thousands)

                                                                       Acquisition Related Adjustments
                                                      ---------------------------------------------------------------

                                                          Other
                                                      Significant                              Pro Forma       Total
                                          StaffMark  Acquisition(a)   SLR(b)   Progressive(c) Adjustments   Adjustments   Pro Forma
                                          ---------  --------------  -------- --------------- -----------   -----------   ---------
SERVICE REVENUES                           $426,496    $ 44,127      $ 11,781    $ 26,579     $   --         $ 82,487    $508,983

COST OF SERVICES                            329,728      31,898         7,497      19,173         --           58,568     388,296
                                           --------    --------      --------    --------     --------       --------    --------

          Gross profit                       96,768      12,229         4,284       7,406         --           23,919     120,687

OPERATING EXPENSES:
    Selling, general and administrative      63,013       8,434         2,809       6,172       (1,050)(d)     16,365      79,378
    Depreciation and amortization             5,317         805            19          74          953(e)       1,851       7,168
                                           --------    --------      --------    --------     --------       --------    --------

          Operating income                   28,438       2,990         1,456       1,160           97          5,703      34,141
                                           --------    --------      --------    --------     --------       --------    --------
OTHER INCOME (EXPENSE):
    Interest expense                         (1,256)       (710)          (73)       (300)      (1,774)(f)     (2,857)     (4,113)
    Other, net                                  732          13          --          --           --               13         745
                                           --------    --------      --------    --------     --------       --------    --------

INCOME BEFORE INCOME TAXES                   27,914       2,293         1,383         860       (1,677)         2,859      30,773

INCOME TAX PROVISION                         11,445         943          --            17          212          1,172      12,617
                                           --------    --------      --------    --------     --------       --------    --------
          Net income (loss)                $ 16,469    $  1,350      $  1,383    $    843     $ (1,889)      $  1,687    $ 18,156
                                           ========    ========      ========    ========     ========       ========    ========

                                                        PRO FORMA NET INCOME PER COMMON SHARE
                                                                  BASIC                                                  $   1.12
                                                                                                                         ========
                                                                  DILUTED                                                $   1.08
                                                                                                                         ========

                                                        WEIGHTED AVERAGE SHARES OUTSTANDING
                                                                  BASIC                                                    16,272(h)
                                                                                                                         ========
                                                                  DILUTED                                                  16,778(i)
                                                                                                                         ========



         The accompanying notes are an integral part of this statement.

                                 STAFFMARK, INC.

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997


(a) Represents the unaudited financial results and pro forma effects related to the acquisitions of: (i) Flexible, which was purchased by StaffMark effective March 1, 1997; (ii) Global, which was purchased by StaffMark effective April 1, 1997; (iii) EBS, which was purchased by StaffMark effective July 1, 1997; and (iv) SLC, which was purchased by StaffMark effective October 1, 1997.

(b) Records the audited financial results of SLR, which was purchased by StaffMark effective January 1, 1998.

(c) Records the audited financial results of Progressive, which was purchased by StaffMark effective May 1, 1998.

(d) Adjusts compensation to the level the owners have agreed to receive from StaffMark subsequent to the acquisition.

(e) Adjustment to reflect the amortization expense relating to the intangible assets recorded in conjunction with the acquisitions of SLR and Progressive for fiscal year 1997. Intangible assets recorded in conjunction with these acquisitions include goodwill of approximately $12.6 million for SLR and $16.0 million for Progressive which are being amortized over thirty years.

(f) Adjustment to reflect the increase in interest expense relating to debt incurred in conjunction with the acquisitions of SLR and Progressive. This pro forma expense calculation is based on approximately $11.8 million and $14.3 million borrowed by StaffMark under its credit facility in conjunction with the acquisitions of SLR and Progressive, respectively. Pro forma interest expense is computed based upon the applicable rate in effect on the credit facility which, based upon the terms of the agreement, would have approximated 6.8% during the pro forma period.

(g) Records the incremental provision to reflect federal and state income taxes as if SLR and Progressive had been subchapter C Corporations. This adjustment records income tax expense at an effective combined tax rate of 41%.

(h) Represents the actual weighted average basic shares outstanding for the twelve months ended December 31, 1997 of 16,015,601 adjusted to reflect the issuance as of January 1, 1997 of: (i) the 189,557 shares issued in conjunction with the March 1997 acquisition of Flexible; (ii) the 690,855 shares issued in conjunction with the April 1997 acquisition of Global;
       (iii) the 129,500 shares issued in conjunction with the July 1997 acquisition of EBS; (iv) the 276,846 shares issued in conjunction with the October 1997 acquisition of SLC; (v) the 46,320 shares issued in conjunction with the January 1998 acquisition of SLR; and (vi) the 211,496 shares issued in conjunction with the May 1998 acquisition of Progressive.

(i) Pro forma diluted weighted average shares outstanding for the twelve months ended December 31, 1997 include the shares discussed in Note (h) above and 505,908 shares representing the incremental dilutive effect of the Company's outstanding stock options.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                  STAFFMARK, INC.
                                                    (Registrant)

Dated: August 18, 1998                            By:  /s/ Terry C. Bellora
                                                       --------------------

                                                  Terry C. Bellora
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


Item 7.  Financial Statements and Exhibits

         (a) Strategic Legal Resources, LLC Audited Financial Statements for the Twelve Months Ended December 31, 1997.

         (b) Progressive Personnel Resources, Inc. and Affiliates Audited Financial Statements for the Twelve Months Ended December 31, 1997 and Compiled Financial Statements for the Four Months Ended April 30, 1998.

         (c) Pro Forma Statements of Income for the Twelve Months Ended December 31, 1997 and Six Months Ended June 30, 1998.